Exhibit 99.1

FOR IMMEDIATE RELEASE

March 24, 2020

Investor Relations: Kate Walsh, Vice President of Investor Relations and Tax, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Strategic Relations & Public Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Provides Financial Strategy Update and Further Reduces Distribution and Expenses

DALLAS, March 24, 2020 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) today announced an update regarding its financial strategy, including a reduction in its quarterly common unit distribution and additional reductions in operating and general and administrative expenses.

EnLink’s Board of Directors has approved a reduction in its quarterly common unit distribution to $0.09375 per unit, from $0.1875 per unit paid for the fourth quarter of 2019, reflecting a 50% reduction. This reduction results in approximately $185 million of additional cash available to EnLink for fiscal 2020, which it intends to apply towards liquidity preservation and balance sheet management.

EnLink continues to identify and implement numerous expense reduction initiatives and is currently targeting $50 million of incremental expense savings across its cost structure during 2020, which is in addition to the expense savings initiated during the fourth quarter of 2019.

On March 17, 2020, EnLink announced a 30% reduction in 2020 total capital expenditures, net to EnLink, which will result in approximately $115 million of incremental 2020 cash flow based on the midpoint of EnLink’s latest guidance range. Furthermore, EnLink continues to evaluate additional reductions to capital expenditures, excluding maintenance expenditures, as a significant portion of EnLink’s 2020 capital expenditures is flexible and can be managed according to producer activity.

“We continue to take deliberate actions to position EnLink to weather this evolving environment,” said Barry E. Davis, Chairman and Chief Executive Officer. “The comprehensive measures we have taken during 2020 will create over $500 million of cash flow available for full-year 2020 to effectively manage our balance sheet, including our liquidity and leverage. We remain focused on and dedicated to protecting the health and safety of our employees and ensuring the safe and efficient delivery of services to customers.”

EnLink exited 2019 with a $1.75 billion unsecured revolving credit facility, upon which only approximately $350 million was drawn, and no near-term debt maturities. EnLink's unsecured revolving credit facility is backed by 21 leading global financial institutions, and 17 of those institutions are lenders of EnLink's term loan, which does not mature until December 2021. In the event capital markets remain challenging, EnLink has the option of repaying the term loan by drawing on the unsecured revolving credit facility, which matures in early 2024, with no impact to leverage metrics or covenant calculations. EnLink's first maturity on its senior notes is during the first quarter of 2024. Approximately 35% of EnLink's outstanding senior notes have a remaining tenor of more than 20 years, and all outstanding senior notes are unsecured.

EnLink continues to maintain a diversified customer base across its asset platform, which includes large integrated customers and other investment-grade counterparties. Approximately 80% of EnLink’s 2019 total revenue was generated from investment-grade counterparties or from customers who provided credit protections. EnLink has limited credit exposure related to its producer customers due to the structure of its gathering and processing contracts and continues to monitor its working capital and credit exposure closely.

About the EnLink Midstream Companies

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink's best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink's strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of our management, the matters addressed herein involve certain assumptions, risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially from those indicated herein. Therefore, you should not rely on any of these forward-looking statements. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including but not limited to statements identified by the words “forecast,” “may,” “believe,” “will,” “should,” “plan,” “predict,” “anticipate,” “intend,” “estimate,” and “expect” and similar expressions. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, potential common unit distribution levels or additional cost reductions, potential financial liquidity and flexibility, access to credit agreement capacity, capital spending plans, future operational results of our customers, future cost savings, profitability, financial metrics, operating efficiencies and other benefits of cost savings or operational initiatives, our future capital structure and credit ratings, objectives, strategies, expectations, and intentions, and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations, or cash flows include, without limitation (a) potential conflicts of interest of Global Infrastructure Partners (“GIP”) with us and the potential for GIP to favor GIP’s own interests to the detriment of the unitholders, (b) GIP’s ability to compete with us and the fact that it is not required to offer us the opportunity to acquire additional assets or businesses, (c) a default under GIP’s credit facility could result in a change in control of us, could adversely affect the price of our common units, and could result in a default under our credit facility, (d) the dependence on Devon for a substantial portion of the natural gas and crude that we gather, process, and transport, (e) developments that materially and adversely affect Devon or other customers, (f) adverse developments in the midstream business that may affect our financial condition, results of operations and reduce our ability to make distributions, (g) competition for crude oil, condensate, natural gas, and NGL supplies and any decrease in the availability of such commodities, (h) decreases in the volumes that we gather, process, fractionate, or transport, (i) construction risks in our major development projects, (j) our ability to receive or renew required permits and other approvals, (k) changes in the availability and cost of capital, including as a result of a change in our credit rating, (l) the effects of existing and future laws and governmental regulations, including legislation or regulation relating to hydraulic fracturing or climate change or other environmental matters, (m) operating hazards, natural disasters, weather-related issues or delays, casualty losses, and other matters beyond our control, and (n) impairments to goodwill, long-lived assets and equity method investments. These and other applicable uncertainties, factors, and risks are described more fully in EnLink Midstream, LLC’s and EnLink Midstream Partners, LP’s filings with the Securities and Exchange Commission, including EnLink Midstream, LLC’s and EnLink Midstream Partners, LP’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Neither EnLink Midstream, LLC nor EnLink Midstream Partners, LP assumes any obligation to update any forward-looking statements.

The EnLink management team based the forecasted financial information included herein on certain information and assumptions, including, among others, the producer budgets / forecasts to which EnLink has access as of the date of this press release and the projects / opportunities expected to require growth capital expenditures as of the date of this press release. The assumptions, information, and estimates underlying the forecasted financial information included in the guidance information in this press release are inherently uncertain and, though considered reasonable by the EnLink management team as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forecasted financial information. Accordingly, there can be no assurance that the forecasted results are indicative of EnLink's future performance or that actual results will not differ materially from those presented in the forecasted financial information. Inclusion of the forecasted financial information in this press release should not be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

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